SUB-ITEM 77I

                             CREATION OF SHARE CLASS


MFS Government Securities Fund, MFS Diversified Income Fund and MFS New Discovery Value Fund, each a series of MFS Series Trust XIII (the "Trust") established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 65 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 27, 2017 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.